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                                                                      Exhibit 15

                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that Solo Serve Corporation has included our report dated December 17, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) by reference in the prospectus constituting part of its Registration Statements on Form S-8 (No. 33-55490) filed on December 8, 1992, and on Forms S-8 (Nos. 33-99666 and 33- 99670) filed on November 20, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



PRICE WATERHOUSE  LLP

San Antonio, Texas
December 17, 1996




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